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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): MARCH 13, 2006


                              LAS VEGAS SANDS CORP.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


                001-32373                               27-0099920
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          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
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   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL AND DEFINITIVE AGREEMENT

        On March 13, 2006, Las Vegas Sands Corp. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Goldman, Sachs & Co. as representative of the several underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters") and certain trusts established for the benefit of the Company's principal stockholder and his family (the "Selling Stockholders") in connection with the sale by the Selling Stockholders to the Underwriters of 55,000,000 shares of the Company's common stock at a purchase price per share of $49.1445 ( the offering price to the public less the Underwriters' discount). The Selling Stockholders also granted to the Underwriters an option to acquire an additional 8,250,000 shares for the sole purpose of covering over-allotments. The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. On March 15, 2006, the
Underwriters exercised the over-allotment option granted to them by the Selling Stockholders for 4,764,325 shares of common stock. The sale of an aggregate of 59,764,325 shares of common stock (including 4,764,325 shares for over-allotment) was consummated on March 16, 2006. All of the shares were offered by the Selling Stockholders and the Company did not receive any of the proceeds from the offering.

        The Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Affiliates of Goldman, Sachs & Co., Citigroup Global Markets Inc. and Lehman Brothers Inc. are acting as agents, and along with Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC (or their respective affiliates), as previously disclosed, may act as lenders under a subsidiary of the Company's proposed $2.5 billion senior secured credit facility. In addition, certain of the Underwriters or their respective affiliates (i) acted as underwriters in the Company's initial public offering,
(ii) acted as initial purchasers of the Company's senior notes issued in February 2005 and a subsidiary of the Company's mortgage notes issued in June 2002, (iii) acted as a financial advisor in the Company's sale of The Grand Canal Shops mall and the Phase II mall, (iv) acted as initial purchasers in connection with the floating rate senior secured notes offered by a subsidiary of the Company, (v) acted as lenders under the Company's prior secured mall facility and its mortgage loan, (vi) were agents and/or lenders under a subdisiary of the Company's prior senior secured credit facility, (vii) were agents and/or lenders under a subdisiary of the Company's senior secured credit facility in August 2004, (viii) are agents and/or lenders under a subsidiary of the Company's amended and restated senior secured credit facility in February 2005 and (ix) were the dealer manager in the tender offer for the 11% mortgage notes issued by two subsidiaries of the Company.


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        This  description  of the  Underwriting  Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.



ITEM 8.01.  OTHER EVENTS

        On March 13, 2006, the Company issued a press release related to the pricing of its secondary stock offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

       (d)  Exhibits.

            EXHIBIT
            NUMBER      DESCRIPTION
            -------     -----------

              1.1 Underwriting Agreement, dated March 13, 2006, by and among the Company, the Underwriters and the Selling Stockholders.

             99.1       Press Release, dated March 13, 2006.



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                                  SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: March 16, 2006



                                    LAS VEGAS SANDS CORP.



                                    By: /s/ Bradley K. Serwin
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                                        Name:   Bradley K. Serwin
                                        Title:  General Counsel and Secretary



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                              INDEX TO EXHIBITS
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EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

 1.1 Underwriting Agreement, dated March 13, 2006, by and among the Company, the Underwriters and the Selling Stockholders.

 99.1           Press Release, dated March 13, 2006.